Exhibit 1.1

Capitol Investment Corp. IV

35,000,000 Units1

 Underwriting Agreement

New York, New York

[●], 2017

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several underwriters listed
in Schedule I hereto (the “Underwriters”)

Ladies and Gentlemen:

Capitol Investment Corp. IV, a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), an aggregate of 35,000,000 units (the “Units”) of the Company (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”) (the “Offering”). The Company also proposes to grant to the Underwriters an option to purchase up to 5,250,000 additional Units to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain capitalized terms used in this Agreement and not otherwise defined are defined in Section 20 hereof.

1        Plus an option to purchase from the Company, up to 5,250,000 additional Units to cover over-allotments, if any.

Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Ordinary Shares”), of the Company and one third of one warrant, where each whole warrant entitles the holder to purchase one Ordinary Share (the “Warrant(s)”). The Ordinary Shares and the Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined herein) unless Citigroup Global Markets Inc. informs the Company of its decision to allow earlier separate trading, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering, (b) the filing by the Company of such audited balance sheet with the Commission on a Form 8-K or similar form (the “Closing Form 8-K”) and (c) the issuance by the Company of a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $11.50, subject to certain adjustments, during the period commencing on the later of thirty (30) days after the completion by the Company of its Initial Business Combination (as defined herein) and twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the completion by the Company of its Initial Business Combination or earlier upon redemption or liquidation of the Trust Account (as defined herein). As used herein, the term “Initial Business Combination” (as described more fully in the Registration Statement) shall mean any merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities (collectively, a “Target Business”).

The Company and the Underwriters agree that up to [●]% of the Underwritten Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons who are officers, directors or employees of, or who are otherwise associated with, the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

Pursuant to letters effective as of May 24, 2017 (the “Sponsors’ First Letters”), the Company issued to Capitol Acquisition Management IV LLC and Capitol Acquisition Founder IV LLC (collectively, the “Sponsors”) an aggregate of 10,062,500 Ordinary Shares of the Company in a private placement for an aggregate purchase price of $25,000 in cash, or approximately $0.0025 per share of Founders’ Shares. The Founders’ Shares are substantially similar to the Ordinary Shares forming part of the Units being sold in this Offering except as described in the Prospectus. At the time of this Agreement, the Sponsors and the officers and directors and other initial shareholders of the Company collectively hold [10,062,500] Ordinary Shares of the Company, and such Ordinary Shares are herein referred to collectively as the “Founders’ Ordinary Shares”.

The Company also entered into a Private Placement Warrants Purchase Agreement dated as of the date hereof (the “Private Placement Warrants Purchase Agreement”) with the Sponsors and the Company’s officers and directors, a form of which is filed as an exhibit to the Registration Statement, pursuant to which the Sponsors and the Company’s officers and directors have agreed to purchase from the Company an aggregate of 5,833,333 warrants, each entitling the holder to purchase one Ordinary Share (the “Private Placement Warrants”) at a price of $1.50 per warrant ($8.75 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this Offering. The Sponsors and the Company’s officers and directors have agreed to purchase additional Private Placement Warrants if and when the Underwriters exercise their over-allotment option described in Section 2 hereof as necessary to maintain 100% of the Offering proceeds in the Trust Account (as defined below). The Private Placement Warrants will be purchased separately and not in combination with Ordinary Shares or in the form of Units. The Private Placement Warrants are substantially similar to the Warrants forming part of the Units being sold in this Offering except as described in the Prospectus.

2

The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Warrants included in the Units, the Private Placement Warrants and the Working Capital Warrants (as defined below) with Continental Stock Transfer & Trust Company, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Warrants and certain proceeds of the offering of the Securities will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and holders of the Securities.

The Company has issued a non-interest bearing, unsecured promissory note for an aggregate amount of $250,000 to Mark D. Ein, the Company's chief executive officer, in substantially the form filed as an exhibit to the Registration Statement (the “Promissory Note”), in exchange for the payment of the equivalent amount by Mark D. Ein to the Company. These monies have been used to cover expenses relating to the Offering. The Promissory Note will be payable on earlier to occur of June 1, 2018, the date of the consummation of the Offering or the abandonment of the Offering.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founders’ Ordinary Shares, the Private Placement Warrants and certain warrants (“Working Capital Warrants”) that may be issued to the Company’s officers or directors, the Sponsors or their permitted transferees or affiliates in payment of working capital loans made to the Company (and underlying securities).

The Company has caused the Sponsors and each of the Company’s directors and executive officers to enter into letter agreements, in substantially the form filed as an exhibit to the Registration Statement (the “Insider Letters”).

3

1.          Representations and Warranties.

(a)        The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a).

(1)       Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (file number 333-219146) on Form S-1 (the “Registration Statement”), including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representatives. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Statutory Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(2)       Effective Date. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

4

(3)       Execution Time. At the Execution Time, the Statutory Prospectus, each electronic road show when taken together as a whole with the Statutory Prospectus, and any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Statutory Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Statutory Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(4)       Compliance with Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-[●]) providing for the registration under the Exchange Act of the Securities, the Ordinary Shares included as part of the Securities and the Warrants included as part of the Securities. The registration of such securities under the Exchange Act has been declared effective by the Commission on or prior to the date of this Agreement. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(5)       No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(6)       Disclosure of Agreements. The agreements and documents described in the Statutory Prospectus, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Proposed Business,” “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(7)       Capitalization. The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus, the Registration Statement and the Prospectus. The share capital of the Company conforms in all material respects to the description thereof contained in the Statutory Prospectus, the Registration Statement and the Prospectus.

5

(8)         Outstanding Securities. The holders of any outstanding securities of the Company have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any other security of the Company or similar contractual rights granted by the Company. The offers and sales of the Founders’ Ordinary Shares and Private Placement Warrants were at all relevant times, based in part on the representations and warranties of the purchaser of such securities, exempt from registration under the Act. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the amended and restated memorandum and articles of association of the Company; and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, capital shares of or ownership interests in the Company are outstanding.

(9)         Securities Sold Pursuant to this Agreement.

(i)       The Securities have been duly authorized and when executed by the Company and countersigned and issued and delivered against payment therefor by the Underwriters pursuant to this Agreement will be validly issued. The certificates for the Securities are in due and proper form.

(ii)       The Ordinary Shares included in the Securities have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(iii)       The Warrants included in the Securities have been duly authorized and, when executed, countersigned, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

6

(iv)       The Ordinary Shares issuable upon exercise of the Warrants included in the Securities have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(10)       Registration Rights of Third Parties. Except as set forth in the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(11)       Prior Securities Transactions.

(i)       No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement.

(ii)       Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(12)       Securities Sold to Founders, Sponsors and Insiders. The Founders’ Ordinary Shares have been duly authorized and are validly issued, fully paid and, except with respect to forfeiture of certain Founders’ Ordinary Shares as described in the Registration Statement upon the failure by the Underwriters to not purchase any or all of the Option Securities, non-assessable. The Private Placement Warrants have been duly authorized and, when delivered upon the consummation of the Offering, will be duly executed, countersigned, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Ordinary Shares issuable upon exercise of the Private Placement Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Private Placement Warrants Purchase Agreement, the Private Placement Warrants, and the Warrant Agreement will be validly issued, fully paid and non-assessable.

7

       Each of the Sponsors and the Company’s officers and directors have (1) waived any and all rights and claims they may have to participate in any liquidation distribution with respect to the Founders’ Ordinary Shares in the event that an Initial Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement, (2) agreed to vote any Ordinary Shares owned by them in favor of any Initial Business Combination at any special or annual meeting called for the purpose of approving any Initial Business Combination, and (3) agreed not to convert any Ordinary Shares owned by them in connection with an Initial Business Combination. In addition, the Sponsors and the Company’s officers and directors have agreed not to sell or otherwise transfer the Founders’ Ordinary Shares as described in the Prospectus.

(13)       Due Incorporation; Power and Authority, Etc. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

(14)       Validity and Binding Effect of Agreements.

(i)       This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ii)       The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(iii)      The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

8

(iv)       The Private Placement Warrants Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsors and the officers and directors, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsors and officers and directors, enforceable against the Company and, to the Company’s knowledge, the Sponsors and officers and directors in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)        The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsors and the officers and directors, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsors and officers and directors, enforceable against the Company and, to the Company’s knowledge, the Sponsors and officers and directors in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(vi)       To the Company’s knowledge, each of the Insider Letters has been duly authorized, executed and delivered by the Sponsors and each of the Company’s directors and executive officers, respectively, and, to the Company’s knowledge, is a valid and binding agreement of the Sponsors and each of the Company’s directors and executive officers respectively, enforceable against each of the Sponsors and each of the Company’s directors and executive officers, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(15)       Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Sponsors’ Letters, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement, or the Insider Letters, except such as have been obtained under the Act, such as may be required under the federal and provincial securities laws of Canada, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Statutory Prospectus and the Prospectus.

9

(16)       No Breach or Violation. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Sponsors’ Letters, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement, or the Insider Letters will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the amended and restated memorandum and articles of association of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(17)       No Conflicts, Etc. The Company is not in violation or default of (i) any provision of its amended and restated memorandum and articles of association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, or judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

(18)       Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.

(19)       Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There are no pro forma or as adjusted financial statements that are required to be included in the Statutory Prospectus, the Prospectus and the Registration Statement in accordance with Regulation S-X that have not been included as so required.

(20)       Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

10

(21)       Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(22)       Independent Accountants. Marcum LLP (“Marcum”) are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity). Marcum has not, during the periods covered by the financial statements included in the Statutory Prospectus, the Prospectus and the Registration Statement, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(23)       Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) that are effective as of the date hereof.

(24)       Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(25)       Transfer Taxes. There are no transfer taxes or other similar fees or charges under the laws of the Cayman Islands, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(26)       Ownership. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(27)       Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or to the Company’s knowledge, the Sponsors, the Sponsors’ members or any officer or director of the Company, or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

11

(28)       Tax Returns. The Company has filed all federal, state, local and foreign tax returns required to be filed through the date hereof and has paid all taxes required to be paid thereon, and no tax deficiency has been determined adversely to the Company (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company).

(29)       Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(30)       Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(31)       Certain Regulatory Matters.

(i)       Foreign Corrupt Practices Act. None of the Company, the Sponsors nor, to the knowledge of the Company or the Sponsors, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Sponsors is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and the Sponsors have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder

12

(ii)        Money Laundering Laws. The operations of the Company and the Sponsors are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Sponsors with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Sponsors, threatened.

(iii)       OFAC. None of the Company or the Sponsors or, to the knowledge of the Company, any Sponsor, any director, director nominee, officer, agent, employee or affiliate of the Company or any director, officer, agent, employee or affiliate of any Sponsor (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”); or (ii) will (either directly or through the Trust Account) directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iv)       Sanctions. None of the Company or, to the knowledge of the Company, any Sponsor or any director, director nominee, officer, agent, employee or affiliate of the Company is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) a Sanctioned Person; or (ii) located in, organized under the laws of or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). In the preceding three years, except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any Sponsor has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any Sponsor have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

13

(v)       Bank Secrecy Act; Money Laundering; Patriot Act. None of the Company, the Sponsors or any officer, director or director nominee of the Company has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(32)       D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors and provided to the Underwriters is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by the Company’s officers or directors to become inaccurate and incorrect.

(33)       Initial Business Combination. Except as disclosed in the Statutory Prospectus and the Prospectus, prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the Closing Date, neither the Company nor anyone on its behalf will have contacted any prospective target business (as described in the Prospectus) or had any substantive discussions, formal or otherwise, with respect a possible Initial Business Combination.

(34)       FINRA Matters.

(i)       Except as described in the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsors or any officer or director of the Company, or their respective affiliates, with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, the Sponsors or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

14

(ii)       The Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(iii)       Except as described in the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(iv)       No officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(v)        No Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(vi)       No Company Affiliate has made a subordinated loan to any Member.

(vii)      No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(viii)     The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(ix)       No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Member.

15

(x)       To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. “Member participating in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(xi)       The Company agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of this Agreement. Citigroup Global Markets Inc. will notify the Company as to which persons will need to be so restricted. At the request of Citigroup Global Markets Inc., the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(35)       Non-Competition Agreements. Except as described in the Statutory Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsors, directors or officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect its ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(36)       Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(37)       Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, Sponsor, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Statutory Prospectus or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

16

(38)       Free Writing Prospectus. The Company has not prepared or used a Free Writing Prospectus.

(39)       Rule 419. Upon delivery and payment for the Underwritten Securities on the Closing Date and the filing of the Closing Form 8-K, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(40)       New York Stock Exchange's Listing Standards. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the requirements of Section 303A of the New York Stock Exchange Listed Company Manual. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the New York Stock Exchange corporate governance requirements set forth in the New York Stock Exchange's Listing Standards.

(41)       Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(42)       Testing-the-Waters. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

17

(43)       Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, each of the Statutory Prospectus, the Registration Statement and the Prospectus, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.       Purchase and Sale. a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.80 per Unit (subject to adjustment pursuant to Section 2(c)), the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)      Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 5,250,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. This option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. This option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. Each Underwriter shall purchase the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

18

(c)       In addition to the discount from the public Offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (for both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the Trust Account as described in the Registration Statement if and when the Company consummates an Initial Business Combination. The Underwriters hereby agree that if no Initial Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

3.       Delivery and Payment. b) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b)       Payment for the Underwritten Securities shall be made as follows: $350,000,000 of the proceeds received by the Company for the Underwritten Securities, including $12,250,000 of Deferred Discount, shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and $1,000,000 shall be paid to the order of the Company upon delivery to the Representatives of the Underwritten Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Underwritten Securities, in each case for the account of the Underwriters.  The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date.  If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representatives for all the Underwritten Securities. Payment by the Underwriters for the Underwritten Securities is contingent on the payment by the Sponsors and the Company’s officers and directors to Graubard Miller, as escrow agent, for the Private Placement Warrants at least one day prior to the Closing Date.

19

(c)       Payment for the Option Securities shall be made as follows: $9.80 per Option Security, including $0.35 of Deferred Discounts per Option Security, shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representatives of the Option Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date.  If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representatives for all the Option Securities.

(d)       If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.       Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.       Agreements. The Company agrees with the several Underwriters that:

(a)      Filing of Prospectus; Notice to Representatives; Stop Orders. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

20

(b)       Statutory Prospectus. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)       Amendment to Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)       Delivery of Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)       Delivery of Documents. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request.

21

(f)       Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)       Lock-Up. The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Underwritten Securities in accordance with the terms of this Agreement, (2) issue and sell the Founder Warrants, (3) issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof, (4) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founders’ Shares, the Founder Warrants and the Working Capital Warrants and (5) contract to sell, and issue Ordinary Shares and other securities, in connection with the consummation of its Initial Business Combination. If Citigroup Global Markets Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(m) hereof for a Sponsor or an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(h)       No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

22

(i)       Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi)  any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several U.S. States (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and up to $15,000 for the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company and its officers in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all reasonable and actual out-of-pocket costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. For the avoidance of doubt, the fees and expenses of counsel for the Underwriters to be paid by the Company in the maximum amount of $15,000 relating to filings required to be made with FINRA in this Section 5(i)(vii) is the maximum amount of fees and expenses for counsel to the Underwriters to be received by the Underwriters in connection with the Offering.  Notwithstanding the foregoing, the Company and the Representatives agree that 50% of the cost of non-commercial air travel in connection with “road show” presentations shall be paid by the Underwriters.

(j)       Use of Free Writing Prospectus. The Company agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k)       Maintenance of Registration. For a period of at least five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Ordinary Shares or Warrants under the Exchange Act (except in connection with a going private transaction after the completion of an Initial Business Combination) without the prior consent of the Representatives.

(l)       Form 8-K. The Company has retained its registered independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering. Promptly following the Closing Date, the Company shall file the Closing Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the over-allotment option, the Company shall promptly file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom, and indicate if Citigroup Global Markets Inc. has allowed separate trading of the Ordinary Shares and the Warrants prior to the 52nd day after the date of the Prospectus.

23

(m)         Review of Financial Statements. For a period of at least five (5) years from the Effective Date or until such earlier time that the Company is required to be liquidated or ceases to be subject to the reporting requirements of the Exchange Act, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n)         Publicly Available Statements and Reports. For a period of five (5) years from the Effective Date or until such earlier time that the Company is required to be liquidated, the Company will furnish to the Representatives such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company as the Representatives may from time to time reasonably request. Any financial statements and reports filed on the Commission’s EDGAR website will be considered furnished for purposes of this section.

(o)         Affiliate Transactions.

(1)       Except as disclosed in the Registration Statement, the Company shall not pay the Sponsors, any of the Company’s directors or officers, any special advisor, or any of the Company’s or their respective affiliates any fees or compensation of any kind (including finder’s and consulting fees except as otherwise disclosed in the Registration Statement) for services rendered to the Company prior to, or in connection with, the consummation of the Initial Business Combination.

(2)       The Company shall not enter into an Initial Business Combination with a Target Business that is, or has been within the past five years, affiliated with any Sponsor or any of the Company’s officers or directors, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such Sponsor, officer or director; (ii) an entity in which the Sponsors or any of the Company’s officers, directors, or their affiliates are currently passive investors, (iii) an entity in which the Sponsors or any of the Company’s officers, directors, or their affiliates are currently officers or directors, (iv) an entity in which the Sponsors or any of the Company’s officers, directors, or their affiliates are currently invested through an investment vehicle controlled by them, unless, in each case, (x) such Initial Business Combination is approved by a majority of the Company’s disinterested independent directors and (y) the Company obtains an opinion from an independent investment banking firm, or another valuation or appraisal firm that regularly renders fairness opinions on the type of Target Business the Company is seeking to acquire, that the Initial Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

24

(p)         Net Proceeds. The Company will apply the net proceeds received by it from the Offering and the sale of the Private Placement Warrants in a manner consistent with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(q)         Notice to FINRA.

(1)       For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services or has provided or will provide any investment banking, financial advisory and/or consulting services to the Company, the Company will provide the following to FINRA and the Representatives prior to the consummation of an Initial Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Initial Business Combination for purposes of offering redemption of shares held by its shareholders or soliciting shareholder approval, as applicable.

(2)       The Company shall advise FINRA and the Representatives if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

(3)       The Company shall advise FINRA and the Representatives of any merger with, or acquisition of, a Member, or if the Company otherwise becomes a Member, and shall furnish information related thereto to the Corporate Financing Department of FINRA for its review.

(r)         Investment Company. The Company shall cause the proceeds to be held in the Trust Account to be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates the Initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

25

(s)       [Reserved]

(t)       Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Warrants included in the Units or the Private Placement Warrants outstanding from time to time.

(u)       Issuance of Shares. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on an Initial Business Combination.

(v)       Independent Director Review of Expenses. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust, the Company shall cause its Board of Directors to review and approve all payments made to the Sponsors, any of the Company’s directors or officers, any special advisor, or any of the Company’s or their respective affiliates, with any interested directors abstaining from such review and approval.

(w)       Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of the Initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(x)       Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)       Sarbanes-Oxley, New York Stock Exchange Listing Standards. As soon as legally required to do so, the Company and any of its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the New York Stock Exchange's Listing Standards.

(z)       No Violation of Amended and Restated Memorandum and Articles of Association. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated memorandum and articles of association.

26

(aa)       Initial Business Combination.

(1)       Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any Target Business which the Company seeks to acquire for its Initial Business Combination or obtaining the services of any third parties (including any vendors or other entities the Company engages after the Offering), it is required to cause the Target Business or third party to execute a waiver letter. If a Target Business or third party were to refuse to enter into such a waiver, the Company hereby agrees to enter into discussions with such Target Business or engage such third party only if the Company determines that the Company could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. The Company’s executive officers have agreed that they will be personally liable to pay debts and obligations to a Target Business or third party that are owed money by the Company for services rendered or contracted for or products sold to the Company in excess of the net proceeds of the Offering not held in the Trust Account but only if, and to the extent, that the debts and obligations would otherwise reduce the Trust Account proceeds payable to our Public Shareholders in the event of a liquidation (the “Officer Indemnity”). However, the Officer Indemnity specifically provides for two exceptions to the personal indemnity the executive officers have given: the executive officers will have no personal liability (i) as to any claimed amounts owed to a Target Business or third party who has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (ii) as to any claims under the Company’s indemnity with the Underwriters pursuant to Section 8 hereof.

(2)       Initial Business Combination/Distribution Procedure. The Company may consummate the Initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Initial Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the Initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the Initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account representing (x) the proceeds held in the Trust Account from the Offering and (y) any interest income earned on the funds held in the Trust Account not released to the Company to pay franchise and income taxes payable, divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law in connection with the Initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Initial Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the Business Combination Vote, the holders of the Founders’ Ordinary Shares have agreed to vote all of the Founders’ Ordinary Shares and to vote any other Ordinary Shares purchased during or after the Offering in favor of the Company’s Initial Business Combination. The Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account representing (1) the proceeds held in the Trust Account from the Offering and (2) any interest income earned on the funds held in the Trust Account, net of franchise and income taxes payable divided by (II) the total number of Public Shares then outstanding. The Company may proceed with such Initial Business Combination only if a majority of the shares voted by the Public Shareholders are voted to approve such Initial Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Initial Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an Initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect an Initial Business Combination by twenty-four (24) months from the closing of this Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable (and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of franchise and income taxes that were paid from the Trust Account that is received after the redemption shall be distributed to the former Public Shareholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under the laws of the Cayman Islands to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company.

27

(3)       In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(4)       Initial Business Combination Announcement. Within five (5) Business Days following the consummation by the Company of an Initial Business Combination, the Company shall cause an announcement (the “Initial Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal, The New York Times and a third national publication to be selected by the Representatives announcing the consummation of the Initial Business Combination and indicating that the Underwriters were the underwriters in the Offering. The Company shall supply the Representatives with a draft of the Initial Business Combination Announcement and provide the Representatives with a reasonable opportunity to comment thereon in advance. The Company will not place the Initial Business Combination Announcement without the final approval of the Representatives, which approval will not be unreasonably withheld.

(bb)       Deferred Compensation. Upon the consummation of the Initial Business Combination, the Company will pay to the Representatives, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its Initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representatives, on behalf of the Underwriters, and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount including any accrued interest thereon.

(cc)       The Company will use commercially reasonable efforts to effect and maintain the listing of the Securities, Ordinary Shares and Warrants on the New York Stock Exchange.

(dd)       If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

28

(ee)       The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

6.       Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)       Filing of Prospectus; No Stop Order. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)       Opinion of U.S. Counsel for the Company. The Company shall have requested and caused Graubard Miller, U.S. counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)       Opinion of Cayman Islands Counsel for the Company. The Company shall have requested and caused Maples and Calder, Cayman Islands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

29

(d)         Opinion of Counsel for the Representatives. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)         Officer’s Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(1)       the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2)       no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3)       since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f)         Secretary’s Certificate. The Company shall have furnished to the Representatives a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that the amended and restated memorandum and articles of association of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

30

(g)         Comfort Letters. The Company shall have requested and caused Marcum to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder, and that they have not, during the periods covered by the financial statements included in the Registration Statement, Statutory Prospectus and Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act, and stating in effect that:

(1)       in their opinion the financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(2)       on the basis of a reading of the latest unaudited financial statements made available by the Company, if any; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and various committees of the board of directors; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to June 6, 2017, nothing came to their attention which caused them to believe that with respect to the period subsequent to June 6, 2017, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or capital stock of the Company or decreases in the shareholders’ equity of the Company as compared with the amounts shown on the June 6, 2017 balance sheet included in the Statutory Prospectus, Registration Statement and the Prospectus, or for the period from June 6, 2017 to such specified date there were any increases in net loss or loss before income taxes (benefit) or in total or per share amounts of net loss of the Company, except in all instances for changes or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3)       they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Statutory Prospectus, Registration Statement and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

(4)       statements as to such other matters incident to the transaction contemplated hereby as the Representatives may reasonably request.

31

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)       Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (1) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (2) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (1) or (2) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(i)       Further Information. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)       FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(k)      New York Stock Exchange. The Securities shall be duly listed subject to notice of issuance on the New York Stock Exchange, satisfactory evidence of which shall have been provided to the Representatives.

(l)       Insider Letters and Lock-Up Agreements. On the Closing Date, the Company shall have furnished to the Representatives Insider Letters, substantially in the form filed as exhibits to the Registration Statement (as the same may be amended or supplemented from time to time) from each of the Sponsors and any officer or director of the Company and any holder of Founders’ Ordinary Shares as well as lock up agreements from each of the Sponsors and any officer and director and holder of Founders’ Ordinary Shares substantially in the form of Exhibit A hereto.

(m)     Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Private Placement Warrants Purchase Agreement, the Promissory Note and the Registration Rights Agreement.

32

(n)       No Brokers. On the Closing Date, the Company shall have requested and caused each of the Sponsors and the Company’s directors and officers to have executed and furnished to the Representatives a certificate, dated the Closing Date and addressed to the Representatives, to the effect that, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Sponsors or the Company’s directors or officers with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings by the Sponsors or the Company’s directors or officers that may affect the Underwriters’ compensation, as determined by FINRA.

(o)       Trust Account. On the Closing Date, the Company shall have furnished to the Representatives one or more certificates signed by an authorized officer of the Trustee to the effect of certifying that $350,000,000 shall have been deposited in the Trust Account.

(p)       No stop orders. No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representatives shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7.       Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

33

8.       Indemnification and Contribution. c) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)       Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) on the cover page of the Statutory Prospectus and Prospectus, concerning the sale of the Units by the Underwriters on a firm commitment basis and concerning delivery of the Units, and (ii) in the section entitled “Underwriting” of the Statutory Prospectus and Prospectus, the last sentence of the third paragraph concerning sales to discretionary accounts and the 11th and 12th paragraphs concerning the purchase and sale of Units in the open market and other stabilizing transactions by the underwriters and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus and the Prospectus.

(c)       Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

34

(d)       In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission received by such Underwriter applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

35

(e)       In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter. each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 9:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

9.       Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

36

10.       Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Ordinary Shares or Warrants shall have been suspended by the Commission, the Company shall not have obtained authorization for quotation of the Ordinary Shares, Warrants or Units on the New York Stock Exchange or successor trading market, or trading in securities generally on the New York Stock Exchange or Nasdaq Capital Market (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on any such exchange or trading market, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto).

11.       Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.       Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (fax no.: (646) 291-1469), Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate (fax: (212) 469-4877), with a copy to Attention: General Counsel (fax: (212) 797-4561) and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Equity Syndicate Desk (fax no.: (212) 622-8358) and confirmed to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Deanna L. Kirkpatrick (fax no.: (212) 701-5135); Derek J. Dostal (fax no.: (212) 701-4322); or, if sent to the Company, will be mailed, delivered or telefaxed to Capitol Investment Corp. IV, 509 7th Street, N.W., Washington, D.C. 20004, Attention: Mark D. Ein, and confirmed to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174, Attention: David A. Miller or Jeffrey M. Gallant (fax no.: (212) 818-8881).

13.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

37

14.       No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.       Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.       Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.       Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

18.       Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

38

19.       Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Graubard Miller, 405 Lexington Avenue, New York, NY 10174, Attention: David A. Miller or Jeffrey M. Gallant, upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 19, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

20.       Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.       Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

39

“Execution Time” shall mean [●], 2017, at 5:00 PM, New York City time.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any information deemed part of such registration statement pursuant to Rule 430A, as amended or supplemented at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 419”, “Rule 424”, “Rule 430A”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the Offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean the (i) Preliminary Prospectus dated [●], 2017, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

24.       Canada. Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

40

If the foregoing is in accordance with your understanding of our agreement, as Representatives, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

CAPITOL INVESTMENT CORP. IV

By:
	Name:	L. Dyson Dryden
	Title:	Chief Financial Officer

41

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

42

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	[●]
Deutsche Bank Securities Inc.	[●]
J.P. Morgan Securities LLC.	[●]
Total	35,000,000

SCHEDULE II

Time of Delivery Information

1.	The initial price to the public of the Securities: $10.00 per Unit.

2.	Number of Underwritten Securities offered: 35,000,000

3.	The Company has granted an option to the Underwriters to purchase an aggregate of not more than 5,250,000 Option Securities.

4.	The Sponsors and the Company’s officers and directors have agreed to purchase additional Private Placement Warrants if and when the Underwriters exercise their over-allotment option as necessary to maintain 100% of the Offering proceeds in the Trust Account

SCHEDULE III

Schedule of Written Testing-the-Waters Communications

None.

EXHIBIT A

[Form of Lock-Up Agreement]

[Letterhead of sponsor, officer or director of Capitol Investment Corp. IV]

Capitol Investment Corp. IV
Public Offering of Units

__________, 2017

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters
named in the Underwriting Agreement

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Capitol Investment Corp. IV, an exempted company under the laws of the Cayman Islands (the “Company”), and you as Representatives (the “Representatives”) of the group of Underwriters named therein, relating to an underwritten public offering of Units (the “Units”) consisting of one share of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) and one third of one warrant, where each whole warrant entitles the holder to purchase one Ordinary Share of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, hedge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units, Ordinary Shares, warrants of the Company or any securities convertible into, or exercisable or exchangeable for Ordinary Shares, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Restricted Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Units the undersigned may purchase in the Offering.

If the undersigned is a sponsor, officer or director of the Company, (i) Citigroup Global Markets Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable or exchangeable for Ordinary Shares, Citigroup Global Markets Inc. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. hereunder to any such sponsor, officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

Nothing in the agreement is intended to modify the provisions of the Private Placement Warrants Purchase Agreement or the Sponsors’ Letters.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise terminate and be of no further force and effect.

Yours very truly,

[Signature of officer or director or founder or sponsor]

[Name and address of officer or director or founder or sponsor]

EXHIBIT B

[Form of Press Release]

Capitol Investment Corp. IV
[Date]

Capitol Investment Corp. IV (the “Company”) announced today that Citigroup Global Markets Inc., a joint book-running manager in the Company’s recent public sale of [ ] units, each unit consisting of one share of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one third of one warrant, where each whole warrant entitles the holder to purchase one Ordinary Share, is [waiving] [releasing] a lock-up restriction with respect to [ ] units held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,          20  , and the units may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ADDENDUM

[Form of Waiver of Lock-Up]

Capitol Investment Corp. IV
Public Offering of Units

    ,20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Capitol Investment Corp. IV (the “Company”) of [ ] units, each unit consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one third of one warrant to purchase one Ordinary Share, of the Company and the lock-up letter dated    , 20    (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated   , 20   , with respect to           units (the “Units”).

Citigroup Global Markets Inc. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Units, effective    , 20   ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of Citigroup Global Markets Inc. Representative]

[Name and title of Citigroup Global Markets Inc. Representative]

cc: Company